Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of September 1995
Distribution Date of October 16, 1995

Original Pool Amount                  $215,029,773.64

Beginning Pool Balance                $138,462,514.30
Beginning Pool Factor                       0.6439225

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $5,932,142.90
  Interest Collected                    $1,050,848.19

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $107,998.09
Total Additional Deposits                 $107,998.09

Repos/Chargeoffs                           $87,273.86
Aggregate Number of Notes Charged Off              13

Total Available Funds                   $7,090,989.18

Ending Pool Balance                   $132,443,097.54
Ending Pool Factor                          0.6159291

Servicing Fee                             $115,385.43

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $9,040,352.99
  Target Percentage                              6.50%
  Target Balance                        $8,608,801.34
  Minimum Balance                       $4,300,595.47
  (Release)/Deposit                      $(431,551.65)
  Ending Balance                        $8,608,801.34

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             961,730.34      800
    31-60 days                             118,762.27      106
    60+ days                                28,739.97       22

    Total                                1,109,232.58      804

  Balances:
    60+ days                               544,861.75       22

Memo Item - Reserve Account

  Prior Month                           $9,000,063.43
  + Invest. Income                          40,289.56
  - Transfer to Collect1ion Account              0.00
    Beginning Balance                   $9,040,352.99

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of September 1995

                                      TOTAL          NOTES       CERTIFICATES
Original
 Pool Amount Dist.:             $215,029,773.64$207,503,000.00  $7,526,773.64
 Distribution Percentages                               96.50%          3.50%
 Coupon                                                 6.400%         6.625%

Beginning Pool Balance          $138,462,514.30
Ending Pool Balance             $132,443,097.54

Collected Principal               $5,932,142.90
Collected Interest                $1,050,848.19
Charge-Offs                          $87,273.86
Liquidation Proceeds/Recoveries     $107,998.09
Servicing                           $115,385.43
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service              $6,975,603.75

Beginning Balance               $138,058,789.41$133,226,000.21  $4,832,789.20
Interest Due                        $737,219.69    $710,538.67     $26,681.02
Interest Paid                       $737,219.69    $710,538.67     $26,681.02
Principal Due                     $6,019,416.76  $5,808,737.17    $210,679.59
Principal Paid                    $6,019,416.76  $5,808,737.17    $210,679.59

Ending Balance                  $132,039,372.65$127,417,263.04  $4,622,109.61
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)            0.6140502212   0.6140890946

Total Distributions               $6,756,636.45  $6,519,275.84    $237,360.61

Interest Shortfall                        $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00

Excess Servicing                    $218,967.30

Beginning Reserve Account Balance $9,040,352.99
(Release)/Draw                     $(431,551.65)
Ending Reserve Account Balance    $8,608,801.34

Memo Item - Advances:
 Servicer Advances - Current Month  $311,674.55
 Total Outstanding Servicer Advances$1,976,593.73

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of September 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2               1
                            May 1995      June 1995      July 1995        Aug 1995       Sept 1995
Beg. Pool Balance        $160,122,398.57$154,739,207.61$148,854,565.73$143,039,156.10$138,462,514.30


A) Loss Trigger:
Principal of Contracts
  Charged off                $171,522.06    $171,487.42    $252,456.52     $73,921.19     $87,273.86
Recoveries                   $572,354.58    $201,635.18    $178,066.34    $258,269.40    $107,998.09

Total Charged off
  (Months 5,4,3)             $595,466.00
Total Recoveries
  (Months 3,2,1)              544,333.83
Net Loss/(Recoveries)
  for 3 Mos.                  $51,132.17(a)

Total Balance
  (Months 5,4,3)         $463,716,171.91(b)

Loss Ratio [(a/b)(12)]            0.1323%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
   60+ days                                                $384,038.37    $719,013.35    $544,861.75
  As % of Beginning
    Pool Balance                                              0.25800%       0.50267%       0.39351%
  Three Month Average                                         0.27595%       0.36756%       0.38472%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer